Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Textron Inc. 2015 Long-Term Incentive Plan of our report dated February 25, 2015, with respect to the consolidated financial statements of Textron Inc. incorporated by reference in its Annual Report (Form 10-K) and the related financial statements schedules included therein, for the year ended January 3, 2015, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Boston, Massachusetts
July 29, 2015